True Drinks Expands Distribution Network

Adds Mike Gottschalk as SVP of Marketing and Design

IRVINE, CA-- (Marketwire – January 20, 2016) – True Drinks Holdings, Inc. (OTCBB: TRUU), a healthy beverage provider with licensing agreements with Disney and Marvel for AquaBallTM Naturally Flavored Water, today announced the expansion of its distribution network through agreements with Pure Beverage Company in Indiana, D&B Grocers, Inc. in Michigan, and Griffin Beverage in Michigan.

True Drinks is currently developing a nationwide Direct Store Delivery (“DSD”) distribution network. These recent signings are a part of this initiative. Pure Beverage Company covers the entire state of Indiana and select counties in Kentucky. D & B Grocers covers six counties in Michigan, and Griffin Beverage services nearly 45% of the state of Michigan.

Kevin Sherman, Interim CEO of True Drinks, commented, “In analyzing the sales of AquaBall Naturally Flavored Water, we have determined that the DSD distribution model best supports our sales goals for 2016 and beyond. Consistent shelf presence is necessary for success in the beverage industry. With this in mind, we have decided to change direction and to develop a nationwide DSD distribution network. Key retailers, including Kroger and other grocery chains, are supporting this initiative, and we are making daily progress developing our distribution network. Having AquaBall representatives at the store level ensures that our product is in stock where authorized, creates secondary display opportunities, and gives us access to the extensive customer bases of our distribution partners.”

Mr. Sherman added “2016 is a pivotal year in the development of AquaBall. Production of our new, preservative-free AquaBall with Niagara Bottling will commence in May, and we are aggressively building out our DSD distribution network and increasing club channel distribution. In addition, we are building a sales and marketing team that will further enhance our presence in the marketplace through more prominent brand awareness and the expansion of our sales network. The first key addition to our team is Mike Gottschalk, SVP of Marketing and Design, who joins us from the ranks of Pepsi and SoBe. Mike was instrumental in the reemergence of the Brisk Iced Tea brand. He led design initiatives on many other Pepsi brands, including the successful Mountain Dew Game Fuel Call of Duty MW3 campaign. His experience and leadership will be key to the development of the brand identity and retail presence of AquaBall.”

Mike Gottschalk commented, “As a father of two and a big believer in the power of grassroots marketing, I’m thrilled to join a passionate and creative team that is so committed to building such a meaningful brand for children’s health and wellness.”

For further information about True Drinks’ improved AquaBall formula, please visit http://www.aquaballdrink.com/clean-label/

About True Drinks, Inc.

True Drinks is a healthy beverage provider with licensing agreements with Disney and Marvel for use of their characters on its proprietary, patented bottles. AquaBallTM is a naturally flavored, vitamin-enhanced, zero- calorie, dye-free, sugar-free alternative to juice and soda. AquaBallTM is currently available in four flavors: orange, grape, fruit punch and berry. Their target consumers: kids, young adults, and their guardians, are attracted to the product by the entertainment and media characters on the bottle and continue to consume the beverage because of its healthy benefits and great taste. For more information, please visit www.aquaballdrink.com and www.truedrinks.com. Investor information can be found at www.truedrinks.com/investor-relations/. Proudly made in the USA.

FORWARD-LOOKING STATEMENTS Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if," "should" and "will" and similar expressions as they relate to True Drinks, Inc. are intended to identify such forward-looking statements. True Drinks, Inc. may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations or the anticipated benefits of the merger and other aspects of the proposed merger should not be construed in any manner as a guarantee that such results or other events will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in True Drink's report on Form 10-K filed with the Securities and Exchange Commission and its other filings under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Contact:

Investor Relations

True Drinks, Inc.

18552 MacArthur Blvd., Ste. 325

Irvine, CA 92612

ir@truedrinks.com

949-203-3500